Exhibit 99.1

Tidewater to Present at the Lehman Brothers CEO Energy/Power Conference

NEW ORLEANS, August 26, 2008 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Lehman Brothers CEO Energy/Power Conference in New York, New York, on Wednesday, September 3, 2008, at approximately 3:45 p.m. EDT (2:45 p.m. CDT). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 4, 2008, at approximately 3:45 p.m. EDT (2:45 p.m. CDT) and will be available for ninety days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 448 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.